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                                                                   EXHIBIT 10.77

                      AMENDMENT TO OFFICE LEASE AGREEMENT


     THIS AMENDMENT TO OFFICE LEASE AGREEMENT ("Amendment") is to be effective for all purposes as of January 1, 2001, by and between the Board of Regents of The University of Texas System ("Landlord"), and Texas Biotechnology Corporation, a Delaware Corporation ("Tenant").

                                    RECITALS

     A. Landlord and Tenant entered into an Office Lease Agreement ("Lease") dated February 24, 1995, and subsequent Amendment dated April 1, 1999 and renewal option exercised June 30, 2000 covering approximately 37,500 square feet of net rentable area in the building located at 7000 Fannin ("Building") in Houston, Harris County, Texas.

     B. Tenant has requested that Landlord amend the Lease to include additional storage space.

     C. Landlord is willing to amend the Lease on the terms and conditions stated below.

                                   PROVISIONS

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, and for other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged by the parties, Landlord and Tenant hereby agree as follows:

     1. Defined Terms. Capitalized terms that are not otherwise defined in this Amendment have the respective meanings assigned to them in the Lease.

     2. Additional Space. The Lease shall include approximately 450 additional square feet of storage space (Unite P2-8) ("Additional Space") for the period from January 1, 2001 through December 31, 2002. Additional space shall be used and occupied only for the purpose of storage of goods in accordance with the terms and conditions listed in Exhibit A attached hereto and incorporated herein.

     3. Payment of Rental. The Rental during the Extended Term shall be $531.00 per month, payable in advance as provided in the Lease.


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     4. Performance of and Compliance With the Terms and Conditions of the
Lease. Landlord and Tenant each promise and agree to perform and comply with the terms, provisions, and conditions of and the agreements in the Lease, as modified by this Amendment.

     5. Ratification and Reaffirmation of Lease. Landlord and Tenant each hearby ratify, affirm, and agree that the Lease, as herein modified, represents the valid, binding and enforceable obligations of Landlord and Tenant, respectively.

     6. Continuation of Lease. Except as expressly stated in this Amendment, the terms of the Lease shall remain unchanged and in full force and effect as originally provided.

     7. Applicable Law. Landlord and Tenant hereby agree that this Amendment and the Lease shall be governed and construed according to the laws of the State of Texas from time to time in effect.

     8. Inurement. This Amendment shall be binding on and inure to the benefit of Landlord and Tenant and their respective heirs, executors, administrators, legal representatives, successors and assigns.

     9. No Commission. Landlord and Tenant each warrant and represent to the other that no commission of fee is due or will be paid in connection with this Amendment.

    10. Entirety and Amendments. The Lease, as expressly modified by this Amendment, constitutes the sole and only agreement of the parties to the Lease and supersedes any prior understandings or written or oral agreements between the parties concerning the lease of the Premises. The Lease may be amended or supplemented only by an instrument in writing executed by the party against whom enforcement is sought.

     11. Construction. Each party acknowledges that it and its counsel have reviewed this Amendment and that the normal rule of construction shall not be applicable and there shall be no presumption that any ambiguities will be resolved against the drafting party in interpretation of this Amendment.

12. Authority. Tenant warrants and represents that (a) Tenant has the full right, power and authority to enter into this Amendment, (b) all requisite action to authorize Tenant to enter into this Amendment and to carry out Tenant's obligations hereunder has



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     13.  Paragraph Headings. The paragraph headings used herein are intended for reference purposes only and shall not be considered in the interpretation of the terms and conditions hereof.

     14. Counterparts. This Amendment may be executed in any number of counterparts, all of which taken together shall constitute one and the same agreement, and any of the parties to this Amendment may execute the Amendment by signing any of the counterparts.

     In witness whereof, this Amendment is executed to be effective as of the date first set forth above.

                                           LANDLORD:

                                           BOARD OF REGENTS OF THE
                                           UNIVERSITY OF TEXAS SYSTEM


                                           By: /s/ JAMES S. WILSON
                                              ---------------------------------
                                                   James S. Wilson
                                              Executive Director of Real Estate
                                              The University of Texas System



                                           TENANT:

                                           TEXAS BIOTECHNOLOGY
                                           CORPORATION


                                           By: /s/ DAVID B. McWILLIAMS
                                              ----------------------------------
                                           Name:   David B. McWilliams
                                                --------------------------------
                                           Title:  President & CEO
                                                 -------------------------------




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                                   EXHIBIT A

Tenant warrants and represents to Landlord that the Leased Premises shall be used and occupied only for the purpose of STORAGE OF GOODS.

Tenant shall occupy the Leased Premises, conduct its business, and control its agents and employees in such a way as is lawful, reputable, and will not create any nuisance or otherwise interfere with, annoy, or disturb any other tenant in its normal business operations.

Tenant shall not commit, or suffer to be committed, any waste on the Leased Premises, nor shall Tenant permit the Leased Premises to be used in any way which would, in the opinion of the Landlord, create a hazardous or unsightly environment.

Tenant is responsible for placing any waste items that are not equipment or non-goods that can be recycled in a recycling bin provided by building management and removing from the premises items that are waste and not considered items for recycling.